Exhibit 99.1

Angel Oak Mortgage REIT, Inc. Sets Date for Second Quarter 2023 Earnings Release and Conference Call

ATLANTA – July 25, 2023 -- Angel Oak Mortgage REIT, Inc. (NYSE: AOMR) (the “Company,” “we,” and “our”), a leading real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market, announced today that the Company will release its second quarter 2023 financial results before the market opens on Tuesday, August 8, 2023. A conference call will be held that day at 8:30 a.m. Eastern Time.

Webcast:
A webcast of the conference call will be available at the Investors section of the Company’s website at www.angeloakreit.com. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

To participate in the conference call, dial one of the following numbers at least 15 minutes prior to the start time:
Domestic: 1-844-826-3033
International: 1-412-317-5185

For conference call playback (which can be accessed through August 22, 2023), dial one of the following numbers:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Pass code: 10179283

About Angel Oak Mortgage REIT, Inc.
Angel Oak Mortgage REIT, Inc. is a real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market. The Company’s objective is to generate attractive risk-adjusted returns for its stockholders through cash distributions and capital appreciation across interest rate and credit cycles. The Company is externally managed and advised by an affiliate of Angel Oak Capital Advisors, LLC, which, collectively with its affiliates, is a leading alternative credit manager with a vertically integrated mortgage origination platform. Additional information about the Company is available at www.angeloakreit.com.

Contacts

Investors:
investorrelations@angeloakreit.com
855-502-3920

IR Agency Contact:
Alec Steinberg or Joseph Caminiti
Alpha IR Group
AOMR@alpha-ir.com
312-445-2870

Exhibit 99.1

Media:
Bernardo Soriano, Gregory FCA for Angel Oak Mortgage, Inc.
914-656-3880
bernardo@gregoryfca.com

Company Contact:
KC Kelleher, Head of Corporate Finance & Investor Relations
404-528-2684
kc.kelleher@angeloakcapital.com